UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56267	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Nicollet Mall
Suite 640
Minneapolis, MN 55402
(Address of principal executive offices, including zip code)

+1 (651) 504 5294
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	SEZL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2024, the Board of Directors (the “Board”) of Sezzle Inc. (the “Company”) appointed Karen Webster to the Board of Directors, effective immediately, to fill a vacancy on the Board of Directors.

The Board has determined that Ms. Webster qualifies as an “independent” director of the Company in accordance with the listing requirements of NASDAQ. Ms. Webster has been appointed as a member of the Board’s Compensation Committee, Nominating and Corporate Governance Committee, and the Audit and Risk Committee.

Ms. Webster is the founder and has served as Chief Executive Officer of What’s Next Media & Analytics LLC since July 2009 and has been a consultant and managing director of Berkeley Research Group, LLC since 2023. Ms. Webster also has been a co-founder and executive of Market Platform Dynamics LLC since 2004. Ms. Webster has a Master of Science in Strategy/Marketing from Johns Hopkins University.

Ms. Webster will receive the standard compensation package payable to non-employee directors of the Board. Ms. Webster will be paid annual retainer of $60,000, and a total of $15,000 for her services on the Board’s committees. In addition, Ms. Webster will be granted a non-employee director grant of restricted stock units having a cumulative value of approximately $46,000 (using a Black Scholes valuation) on April 1, 2024. The restricted stock units will vest 100% after a year of her continued service on the Board.

Ms. Webster will also enter into the Company’s standard form of directors’ indemnification agreement, pursuant to which the Company agrees to indemnify its directors and advance certain expenses related thereto to the fullest extent permitted by applicable law in connection with their director services, subject to certain terms and conditions as described in the indemnification agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: February 9, 2024	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer